Exhibit 99.2

AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is effective as of the 15th   day of December 2006 between John McLaughlin (“Executive”) and Monster Worldwide, Inc., a Delaware corporation formerly known as TMP Worldwide Inc. (the “Company”).

The purpose of this Agreement is to set forth the terms and conditions under which Executive and the Company will terminate their employment relationship.

In consideration of the mutual promises of the parties made below, the parties agree as follows:

1.     Separation.  Executive’s separation, due to a business realignment from the Company and each of its Affiliates (as defined below), is effective at 5:00 p.m. on December 15, 2006 (the “Separation Date”), and as of such date and time, Executive hereby resigns each and every position as employee, officer and/or director of the Company and each of its Affiliates.

2.     Payments.  The Company and Executive agree that the following payments shall be or have been made and benefits shall be or have been provided to Executive by the Company:

(a)                                  Regular payroll checks through December 15, 2006, any accrued vacation and/or PTO days and all employee welfare benefits regularly provided which have accrued through such date;

(b)                                 A management bonus of 11/12ths of Employee’s annual salary of $500,000 to be paid in or about February 2007; and

(c)                                  The vesting on January 2, 2007 of 7,500 restricted shares pursuant to Executive’s January 18, 2006 Stock Bonus Agreement, or as soon thereafter as is permitted by the securities laws.

Any and all payments and benefits described in this Paragraph 2 shall be reduced by applicable withholding taxes, normal payroll deductions and amounts required by law to be withheld.

3.     Additional Consideration.  In consideration of Executive’s execution and delivery of this Agreement and subject to Executive’s compliance with Executive’s obligations hereunder, the Company agrees after Executive’s employment is terminated to pay Executive severance equaling his annual salary of $500,000 in bi-weekly installments over a period of no more than twelve months (pro-rated for periods of less than a full bi-weekly period), without interest, with the first installment payable on the date which is two weeks after the 21-day revocation period described in paragraph 6 ends without Executive having exercised the right of revocation described herein.

In addition, the Company shall make available to Executive (and/or pay COBRA premiums on) medical and dental benefits on the same terms and conditions (including without limitation premium contribution terms) as would have been made available to Executive had Executive remained employed by the Company during such period, for the twelve month period that severance is so paid.

In addition, Executive’s previously executed stock option agreements shall be deemed fully accelerated, and the options described therein shall be immediately and fully vested and shall remain fully exercisable for the balance of their respective ten year terms subject to the requirements of the federal securities laws.

Any and all consideration described in this Paragraph 3 shall constitute consideration for Executive’s execution of this Agreement and such consideration shall be reduced by applicable withholding taxes, payroll deductions and amounts required by law to be withheld.  Executive acknowledges that at least some of the valuable consideration described in this Agreement constitutes consideration to which Executive was not previously entitled in the absence of this Agreement, whether by Company policy, written agreement or otherwise. Notwithstanding anything in this Agreement to the contrary, including but not limited to the provisions of the first sentence of this Paragraph 3, the Company may accelerate the timing of any payment payable to Executive under this Agreement in the event the Company determines in its sole discretion that such acceleration could minimize or eliminate the risk that any payment to Executive hereunder would be deemed to violate Section 409A of the Internal Revenue Code, as it may be amended from time to time.

4.     General Release.  In consideration of the obligations of the Company in Paragraph 3 above and as a material inducement to the Company to enter into this Agreement, Executive, on behalf of Executive, Executive’s heirs, estate, executors, administrators, successors and assigns, does hereby irrevocably and unconditionally release, acquit and forever discharge each of the Releasees (as defined below) from any and all actions, causes of action, suits, debts, administrative or agency charges, dues, sums of money, compensation, pay, bonuses, claims, complaints, liabilities, obligations, agreements, promises, damages, demands, judgments, costs, losses, expenses and legal fees and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, which Executive or Executive’s heirs, estate, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have against each or any of the Releasees by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement which arise out of relate to Executive’s employment with the Company, including but not limited to any and all rights and claims under federal, state or local laws, regulations or requirements, rights under an employment agreement dated September 24, 2002, and as later amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act, the Equal Pay Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the laws of the Commonwealth of Massachusetts and all localities therein and all rights and claims relating to defamation, discrimination (on the basis of sex, race, color, national origin, religion, age, disability, medical condition or otherwise), hostile work environment, workers’ compensation, fraud, misrepresentation, breach of contract, retaliation, intentional or negligent infliction of emotional distress, breach of any covenant of good faith and fair dealing, negligence, wrongful termination, wrongful employment practices or any and all other claims relating to Executive’s employment with, or separation of employment from, the Company, any and all other rights and claims arising under any federal, state or local law, statute, regulation or case law, any employment agreements, any offer letters, any bonus agreements, any compensation memos, any compensation guarantee agreements, any stockholder agreements and, except as provided in the next paragraph of this Paragraph 4, any and all rights and claims to options, restricted stock units, common stock or other equity interests in the Company or any of its Affiliates.  As used in this Agreement, the term “Releasees” is a collective reference to the

Company and its present, former and future stockholders, subsidiaries, Affiliates, successors, predecessors, assigns, employee benefit plans and employee pension plans, and each of their respective directors, officers, employees, trustees, representatives, insurers and agents, each in their official and individual capacities.

As used in this Agreement, the term “Affiliates” is a reference to all affiliates of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended. Notwithstanding anything in this Paragraph 4 to the contrary, nothing in this Paragraph 4 shall be deemed to be a release of (i) Executive’s vested rights, if any, under the Company’s 401(k) plan; (ii) Executive’s rights under this Agreement; (iii) Executive’s rights under any executed stock option agreement and (iv) Executive’s rights under his executed Stock Bonus Agreement(s).

Moreover, nothing herein releases the Company or its insurers of any obligation to provide  Executive with indemnification, contribution, or advancement of defense costs pursuant to a contractual commitment, statute, common law or otherwise.

Nothing in this Agreement shall in any way affect or constitute a waiver of any claims, known or unknown, that the Company shall or may have against Executive by reason of any matter, cause or thing, including but not limited to recouping any damages caused by or payments or grants previously made to the Executive.

5.     Records, Documents, and Property.  Executive represents that, to the best of his knowledge, Executive has returned to the Company all of the original records, correspondence, electronic and magnetic storage media, documents, reports, files and all other property, including keys, of the Company or any of its Affiliates, prior to or contemporaneously with Executive’s execution and delivery of this Agreement.  Executive shall, however, be allowed to permanently keep his blackberry and cell phone (along with the contact information on his desktop computer), and he may retain copies of insurance and compensation-related documents, along with copies of documents pertaining to his defenses in connection with potential or actual civil litigation or in connection with any regulatory inquiry.  Other than as stated above, Executive agrees not to retain any originals, copies, duplicates or excerpts of any Company documents or information.

6.     Review Period; Revocation.  Executive acknowledges that Executive has been given a period of 21 days, not including the date of receipt, in which to consider and sign this Agreement. In addition, Executive may revoke this Agreement within 7 calendar days of signing.  The Agreement will not be effective or enforceable until such 7 calendar day period has expired without revocation. To be effective, any revocation must be in writing and delivered to the Monster Worldwide, Inc. at 622 Third Avenue, 39th Floor, New York, NY 10017 to the attention of Evan Kornrich either by hand or by mail within the 7 calendar day period. If sent by mail, the revocation must be (1) postmarked within the 7 calendar day period, (2) properly addressed to the Company; and (3) sent by certified mail, return receipt requested.  After the 7 calendar day revocation period has passed, this Agreement shall be irrevocable.

7.     Non-disparagement. Executive and the Company (limited to its senior management and any statement authorized by senior management) agree not to disparage or defame each other, or to make any statements which may reasonably be deemed to harm the business interests of the other party or his or its Affiliates.  However, nothing herein shall prohibit the Executive or the Company from defending him or itself in litigation, including but not limited to providing truthful testimony and making truthful statements in litigation or in connection with any regulatory inquiry. Executive and the Company recognize and agree that this provision was a significant inducement for the Executive and the Company to enter into this Agreement. In the event of a breach by Executive of any of the material terms of this Agreement, including but not limited to this Paragraph 7, Executive will automatically forfeit any outstanding payments due under Paragraph 3 above.  Nothing in the preceding sentence shall limit in any way the Company’s or the Executive’s remedies for breach of this agreement.  Executive and the Company further agree to indemnify and hold the other (and, in the case of the Company, the other Releasees) harmless from and against any and all losses, liabilities, damages and expenses (including but not limited to reasonable attorneys’ fees) the other Party or Releasee may suffer or incur arising out of or in connection with any breach of a representation or agreement hereunder.

8.     Confidentiality and Restrictive Covenants.  As a material inducement to the Company to enter into this Agreement, Executive acknowledges and affirms that Executive will strictly abide by each and every non-solicitation, confidentiality, non-competition, nonraid and/or similar obligation which Executive may have with respect to the Company and/or its Affiliates, whether by agreement, fiduciary obligation or otherwise, including but not limited to those set forth in any Option Agreements.

9.     Non-admission.  Nothing in this Agreement is intended to be, nor will be deemed to be, an admission by the Executive, the Company or any Releasee (i) that he or it has violated any state or federal law, rule, regulation, principle of common law or other obligation, (ii) that he or it has engaged in any wrongdoing, or (iii) that Executive would be entitled to any of the consideration described in this Agreement.

10.   Cooperation. Executive agrees to provide reasonable assistance to the Company relating to the orderly transition of Executive’s duties and responsibilities from time to time as reasonably requested by the Company. In addition, the Company may from time to time request Executive’s reasonable assistance in connection with pending or threatened litigation or claims concerning matters about which Executive may have actual or imputed knowledge. It is understood that such assistance may include, without limitation, Executive’s providing and compiling information, participating in discussions and/or interviews, participating in depositions requested by plaintiffs, defendants or others and testifying truthfully as a witness.  Executive agrees to provide any and all such reasonable assistance to the Company and its advisors upon request for no additional consideration, provided, however, that the Company shall pay on Executive’s behalf or reimburse Executive upon presentation of invoices therefore Executive’s reasonable attorneys’ fees and out-of-pocket costs relating thereto.

Moreover, Executive understands and agrees that Company’s obligations hereunder are expressly subject to: (1) Executive having fully, honestly and properly discharged all duties as an Executive of the Company and (2) the Executive’s continued reasonable cooperation with the Special Committee of the Board of Directors formed to investigate stock option related matters, as well as cooperation with any other Committee of the Board of Directors that may be formed, including, but not limited to, any Special Litigation Committee formed to investigate the allegations raised in the derivative actions brought on behalf of the Company currently pending in the Supreme Court of the State of New York, New York County, and the United States

District Court for the Southern District of New York.  Such cooperation includes, but is not limited to appearing before the Special Committee and/or any other Committees, if requested, answering any questions from the Committee(s) in a truthful manner, and providing any relevant information or documents to the Company.

11.   Certain Understandings.  Executive acknowledges and agrees that Executive’s employment with the Company and its Affiliates ceases or ceased as of the Separation Date and that Executive has no right to be reemployed by the Company or any of its Affiliates. Executive represents that Executive has not filed any complaints or charges or lawsuits against the Company or any other Releasee with any governmental agency or court or otherwise, nor directly or indirectly assisted any other person or entity in connection with any proposed filing of any complaints or charges or lawsuits against the Company or any other Releasee and, subject to the next sentence, that Executive will not do so hereafter. Any disputes arising out of or in connection with this Agreement or relating to any other rights expressly retained by Executive pursuant to the terms of this Agreement shall be submitted to arbitration in accordance with the applicable provisions of the Option Agreements. Executive and the Company each represents to the other that neither has relied on any representation or statement of the other or any other Releasee which is not set forth in this Agreement.

12.   General.  Subject to Paragraph 8, this Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and terminates, supersedes and preempts any previous oral or written arrangements or understandings relating thereto, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the State of New York, without regard to its conflict of laws rules, (iv) may not be amended, terminated, extended or waived orally, and (v) may not be assigned, in whole or in part, by Executive. Paragraph headings are for convenience only and do not affect the meaning of any provisions of this Agreement. If any portion of this Agreement is found to be invalid or unenforceable, the remaining portions shall remain in effect.

13.   VOLUNTARY AND KNOWING ACTION.  EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ALL OF ITS TERMS, AND IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AND WITH THE FULL INTENT OF, AMONG OTHER THINGS, RELEASING THE COMPANY AND CERTAIN OTHER PARTIES OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

Dated: December 19, 2006	/s/ John McLaughlin
John McLaughlin

/s/ Evan Kornrich
Dated: December 19, 2006	Monster Worldwide, Inc.

Name: Evan Kornrich
Title: Vice-President, Litigation & Labor